Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post–Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-168277 of our report dated February 27, 2013, relating to the financial statements of ETFS Asian Gold Trust appearing in this Annual Report on Form 10-K of ETFS Asian Gold Trust for the year ended December 31, 2012.

/s/ DELOITTE & TOUCH LLP

New York, New York

June 3, 2013